UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
(Exact name of registrant as specified in its charter)

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2005

Grant Life Sciences, Inc.

__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50133	82-0490737
_____________________ (State or other jurisdiction of incorporation)	_____________ (Commission File Number)	______________ (I.R.S. Employer Identification No.)

64 East Winchester, Suite 205 Murray, Utah		84107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(801) 261-8736

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To obtain funding for its ongoing operations, Grant Life Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”) on June 14, 2005 for the sale of (i) $2,000,000 in callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy 7,692,308 shares of our common stock.

On June 14, 2005, the Investors purchased $700,000 in Notes and received Warrants to purchase 2,692,307 shares of the Company’s common stock. On August 18, 2005, the Investors purchased an additional $600,000 in Notes and received Warrants to purchase 2,307,692 shares of the Company’s common stock.

In addition, the Investors are obligated to provide the Company with an additional $700,000 to be funded within five business days of the effectiveness of the registration statement.

The Notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.40 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of August 18, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.025 and, therefore, the conversion price for the secured convertible notes was $0.013. Based on this conversion price, the $2,000,000 Notes, excluding interest, were convertible into 160,000,000 shares of our common stock.

We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.40 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The Warrants are exercisable until five years from the date of issuance at a purchase price of $.45 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The sale of the Notes described in Item 1.01 was completed on June 14, 2005 with respect to $700,000 of the Notes and on August 18, 2005 with respect to $600,000 of the Notes.  As of the date hereof, the Company is obligated on $1,300,000 in face amount of Notes issued to the Investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Item 3.02  Unregistered Sales of Equity Securities

The Notes and Warrants described in Item 1.01 were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2005, Carmen Medina resigned as a member of the Company’s Board of Directors. While a member of the Board of Directors of the Company, Ms. Medina did not serve on any committees of the Board of Directors.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated June 14, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)
10.2	Form of Callable Secured Convertible Note dated June 14, 2005 (1)
10.3	Form of Stock Purchase Warrant dated June 14, 2005 (1)
10.4	Registration Rights Agreement dated June 14, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)
10.5	Security Agreement dated June 14, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)
10.6
Intellectual Property Security Agreement dated June 14, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

10.7	Form of Callable Secured Convertible Note dated August 18, 2005
10.8	Form of Stock Purchase Warrant dated August 18, 2005
________________________________________
(1) Incorporated by reference to the exhibits to Registrants Form 8-K filed on June 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

Date: August 22, 2005	By:	/s/ Don Rutherford
Name: Don Rutherford Title: Chief Financial Officer